As filed with the Securities and Exchange Commission on June 16, 2021

Registration No. ____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-3937596
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

Tel.: (971) 888-4264

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Paul Block

Chief Executive Officer

EASTSIDE DISTILLING, INC.

8911 NE Marx Drive, Suite A2

Portland, Oregon 97220

Tel.: (971) 888-4264

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Marc A. Indeglia, Esq.

Indeglia PC

13274 Fiji Way, Suite 250

Marina del Rey, CA 90292

Tel No.: (310) 982-2720

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (1)	1,843,069	(3)	$3.01	$5,547,638	$605.25
Common Stock underlying convertible notes	1,500,000	(4)	$3.01	$4,515,000	$492.59
Common Stock underlying warrants	900,000	(5)	$3.01	$2,709,000	$295.55
Common Stock underlying warrants	100,000	(6)	$3.94	$394,000	$42.99
TOTAL	4,343,069			$13,165,638	$1,436.37

(1)	Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions affecting the shares to be offered by the selling stockholders.
(2)	Represents the higher of (i) the price at which the warrants or rights may be exercised, (ii) the offering price of securities of the same class included in the registration statement, and (iii) the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act.
(3)	Consists of 1,843,069 shares of common stock of the registrant issued to certain affiliates of Intersect Beverage, LLC, a California limited liability company (“Intersect”) pursuant to that certain Asset Purchase Agreement dated September 12, 2019 by and between the Company and Intersect.
(4)	Consists of 1,500,000 shares of common stock of the registrant issuable upon conversion of convertible promissory notes in the aggregate principal amount of $3,300,000, bearing interest at a rate of six percent (6%) per annum and convertible into shares of the registrant’s common stock at a conversion price of $2.20 per share.
(5)	Consists of 900,000 shares of common stock of the registrant issuable upon exercise of warrants to purchase up to 900,000 shares of the registrant’s common stock at an exercise price of $2.65 per share.
(6)	Consists of 100,000 shares of common stock of the registrant issuable upon exercise of warrants to purchase up to 100,000 shares of the registrant’s common stock at an exercise price of $3.94 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PREPRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE __, 2021

EASTSIDE DISTILLING, INC.

4,343,069 Shares of Common Stock

This prospectus covers the resale from time to time by certain selling security holders named in this prospectus of up to:

●	1,843,069 shares of our common stock issued to certain affiliates of Intersect Beverage, LLC, a California limited liability company (“Intersect”) pursuant to that certain Asset Purchase Agreement dated September 12, 2019 by and between the Company and Intersect;

●	1,500,000 shares of our common stock issuable upon conversion of a convertible promissory notes (the “Notes”) in the aggregate principal amount of up to $3,300,000; and

●	1,000,000 shares of our common stock issuable upon the exercise of common stock purchase warrants (the “Warrants”).

All of the shares are being sold by the selling stockholders described on page 22 of this prospectus. The selling stockholders will sell their shares of common stock at prevailing market prices, at privately negotiated prices, or in any other manner allowed by law. If the selling stockholders exercised the Warrants for cash, we would receive $2,779,000. The selling stockholders who hold Warrants are not obligated to exercise the Warrants, in whole or in part. Although we would receive proceeds from the exercise of the Warrants, we will not receive any of the proceeds from the sale of the common stock sold by the selling stockholders. We have agreed to pay the expenses related to the registration related to this offering.

The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. The selling stockholders will receive all proceeds from the sale of stock held by them in this offering. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “EAST”. On June __, 2021, the reported closing sale price of our common stock on the NASDAQ Capital Market was $_____ per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 8 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: _____________, 2021

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ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The selling stockholders are offering the securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholders may offer from time to time up to an aggregate of 4,343,069 shares of our common stock in one or more offerings. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update, or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Information Incorporated by Reference” and “Where You Can Find More Information” before buying any of the securities being offered.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors,” as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes that are incorporated by reference from our Annual Report on Form 10-K and subsequently-filed Quarterly Reports on Form 10-Q, or that may be included in any accompanying prospectus supplement and under a similar heading in other documents that are incorporated by reference into this prospectus, before deciding to buy our securities.

Our Company

Overview

Eastside Distilling, Inc. (the “Company,” “Eastside Distilling,” “we,” “us,” or “our,” below) was incorporated under the laws of Nevada in 2004 under the name of Eurocan Holdings, Ltd. In December 2014, we changed our corporate name to Eastside Distilling, Inc. to reflect our acquisition of Eastside Distilling, LLC. We manufacture, acquire, blend, bottle, import, market, and sell a wide variety of alcoholic beverages under recognized brands. We employ 78 people in the United States.

Our brands span several alcoholic beverage categories, including whiskey, vodka, gin, rum, tequila and Ready-to-Drink (“RTD”). We sell our products on a wholesale basis to distributors in open states, and brokers in control states, and until March 2020, we operated four retail tasting rooms in Portland, Oregon to market our brands directly to consumers. We operate a mobile craft canning and bottling business (“Craft C+B”) that primarily services the craft beer and craft cider business. Craft C+B operates 11 mobile lines in Seattle, Washington, Portland, Oregon, and Denver, Colorado.

Total company revenue in 2020 was almost split evenly between spirits and Craft Canning; yet, the Craft Canning division contributed 80% of our gross profit and spirits contributed 20%. The impact of the COVID-19 pandemic had a significant effect on each business unit. Craft Canning revenue had over 20% growth from 2019 due to the incremental demand for packaging stimulated by the shift in on-premise beer sales from kegs to cans. The spirits portfolio had approximately 20% in revenue growth from 2019 due to a full year of Azuñia Tequila sales. Overall, the U.S. craft spirits category revenue was down $2.1 billion, or 40%, in 2020 according to the Distilled Spirits Council of the United States (“DISCUS”).

Principal Spirits Brands and Products During 2020

●	Hue-Hue (pronounced “way-way”) Coffee Rum – cold-brewed free-trade, single-origin Arabica coffee beans grown at the Finca El Paternal Estate in Huehuetenango, Guatemala that is sourced and then lightly roasted through Portland Roasting Company. The concentrated brew is then blended with premium silver rum and a trace amount of Demerara sugar.
●	Azuñia Tequila – estate-crafted, smooth, clean craft tequila with authentic flavor from the local terroir. It is the exclusive export of Agaveros Unidos de Amatitán and a second generation, family-owned-and-operated Rancho Miravalle estate, which has created tequila for over 20 years. Made with 100% pure Weber Blue Agave grown in dedicated fields of the Tequila Valley, it is harvested by hand and roasted in traditional clay hornos, and then finished with a natural, open-air fermentation process and bottled on-site in small batches using a consistent process to deliver field-to-bottle quality.

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●	Portland Potato Vodka – Portland’s award-winning premium craft vodka. The key to producing our vodka is to distill it four times. While most vodka is made from grain used in whiskey, we use potatoes and natural spring water sourced from the state of Oregon.
●	Burnside Whiskey –We source the best ingredients available to produce Burnside Whiskey. We develop each blend using the various qualities of Quercus Garryana, the native Oregon Oak. Expanding on our initial experiment in 2012, we made it our mission to turn the Burnside program into a one- of-a-kind oak study. Our blends are all distinctive from one another, and the treatment of oak is equally specific.

Principal Services Provided by Craft Canning and Bottling

Canning

●	Flexible packaging options in multiple sizes
●	Nitrogen dosing: Specialized equipment allowing for packaging of still products in addition to carbonated beverages
●	Velcorin: Specialized equipment that supports microbial control
●	Label application capabilities
●	Mobility packaging for clients at their production facility
●	Full-service packaging provider

Bottling

●	Supplies all needed packaging and has the ability to package in two primary bottle sizes
●	Specialized packaging and quality control equipment

We have invested heavily in the past two years expanding our business through acquisitions and making substantial investments in branding and production; however, we have not achieved profitability. The immediate task at hand is to focus on a new sustainable business strategy. Based on a complete review and analysis of our competitive position, market opportunity and assets, we have identified components of the strategy that we believe would improve operating results. Management believes the following components of the strategy are in place and working:

●	Strong spirits brands and products;
●	Established 3-tier national distributor partnerships;
●	Strong market position in Oregon, which is benefiting from an industrywide growth in craft spirits;
●	Experience in distilling, blending, and barrel aging for craft spirits;
●	Significantly reduced cash burn rate;
●	Valuable asset in its employees; and
●	Craft Canning division benefits from growth and accretive margin expansion opportunities generating cash flow.

Areas that we need incremental work include the following:

●	Effective integration of Azuñia Tequila;
●	Increased gross margins for our spirits portfolio at industry standards; and
●	A sustainable strategy, fiscal plan, and predictable results.

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We plan to complete our business review in 2021 and embark on the following:

●	Reinvent the business model for sustainable success:

○	Reduce cash burn rate to less than $3 million per annum in 2021;
○	Provide adequate liquidity and funding of the operating plan;
○	Leverage Craft Canning growth and achieve production synergies with spirits;
○	Refocus spirits branding and strategy to grow and expand;
○	Build the Eastside brand; and
○	Utilize the Eastside brand for limited edition products.

●	Focus strategy on value creation that establishes a sustainable growth plan with a clear competitive advantage increasing internal rate of return and value for shareholders;
●	Expand the Board of Directors and build strategic alignment;
●	Build a 3-year strategic plan;
●	Rebuild the budget process to allow for predictable measurable progress on financial goals; and
●	Build a professional company platform, deliver results, and then, acquire accretive assets.

Eastside Distilling is unique in several specific areas: (1) to our knowledge, we are the only craft spirits company listed on Nasdaq, (2) we do not function as a traditional craft distillery with store fronts relying on local sales, (3) we are diversified with our contract manufacturing division, and (4) we have a diversified portfolio of spirits brands. We are similar to other craft distillers in that (1) we have concentrated local volume, (2) we produce small batches and remain within the volume definition of “Craft”, and (3) our brands achieve success through differentiation, discovery and distribution.

The U.S. spirits marketplace is occupied by large multi-national conglomerates with substantially more resources than Eastside Distilling. However, we can use our small size to be fast, focused, flexible in our strategy. If we attempt to grow too quickly, we may lack the underlying strength required to build scale with loyalty via strong unaided awareness and powerfully derived attributes. Moreover, attempting to focus our “frame-of-reference” to compete with the biggest brands in the most expensive venues, is likely to fail without first establishing underlying brand equity.

We will seek to utilize our public company stature to our advantage and position our spirits portfolio as a leading tier 2 spirits provider that develops brands, expands geographic presence and positions for either a sale to the tier 1 suppliers or continued ownership with growth in revenue and cash flow. We will look to grow, and vertically integrate, our Craft Canning portfolio.

Market Opportunity – Roll-up Craft Distilleries with a Vertically Integrated Production Platform

Size of the United States for the Craft Spirits Market

The U.S. craft spirits market retail value was estimated at $3.3 billion in 2020, down 40% from $5.5 billion in 2019 due to the COVID-19 pandemic and loss of on-premise sales. The craft spirits category is estimated to continue to struggle in the 1st half of 2021, declining at 15% and then experience explosive growth in the 2nd half as the on-premise class of trade opens, growing at 30%. Overall, we project a growth rate of 10% in 2021. The compound annual growth rate from 2020 to 2023 is forecasted to be 20%.

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Estimated Craft Spirits Revenue Growth 20% CAGR through 2023

Source: DISCUS

The craft spirits category share is dominated by whiskey products, followed by gin and brandy. Overall share mix continues to remain constant as growth rates tend to be consistent across product types. The rye whiskey category is growing twice that of American whiskey. While tequila is not considered a domestically produced craft spirit as all tequila is imported from Mexico, we believe Azuñia Tequila has the potential to grow and excel as an artisanal, authentic brand in the premium and super premium tequila category.

Projected 2023 Mix of Craft Spirits

Source: Arizton

According to DISCUS, distilled spirits sales in the U.S. were up 5.3% in 2019, increasing by $1.5 billion, to a new record of $29 billion. Key spirits category drivers of sales growth in 2019 included: American whiskey, up 10.8%, or $387 million, to $4 billion; rye was an important component of the overall American whiskey category growth with sales up 14.7%, or $30 million, reaching $235 million; tequila/mezcal, up 12.4%, or $372 million, to $3.4 billion; mezcal surpassed $100 million in sales for the first time totaling $105 million. Pre-mixed cocktails were up 7.5%, or $25 million, to $351 million. Volumes rose by 3.3% to a record 239 million cases, an increase of 7.6 million cases from 2018. The trend underscored the decades long trend in market premiumization as consumers shifted their purchases toward more expensive spirits, resulting in a faster rate of growth in revenue over the rate of growth in physical shipments. According to DISCUS, in 2019, the spirits industry again gained market share over beer and wine sales. Revenues grew by half a percent to 37.8% of the total beverage alcohol market. This was the 10th year of market share gains for the spirits industry. Each percentage point gain in market share is worth $770 million in additional revenue to the industry.

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Key Salient Areas We Target and Focus Our Spirits Portfolio

●	Premiumization – Craft spirits are anticipated to cost more and be more premium. Overall consumer behavior continues to drink less but consume premium alcoholic beverages.
●	Experiential Branding – Brands that consumers can discover and become an integral part of consumer lifestyles and self-expression are on the rise. This trend will continue as users search for authenticity.
●	Farm to Flask – Better ingredients, authentic production processes and a better taste experience will continue to be interesting attributes. Craft spirits, which have a unique sense of identity and originality, continue to gain popularity.
●	Artisanal and Handmade – Batch produced limited quantities with the highest care, attention and quality are important to consumers seeking special, premium products. This trend is a critical driver of craft growth.

Spirits Aficionados that Appreciate Authentic, Hand Crafted, Batch Produced Products

The overall target for Eastside Distilling is a “psychographic target” that transcends demographics and focuses on what consumers want versus who they are.

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Corporate Information

Our executive offices are located at 8911 NE Marx Drive, Suite A2, Portland, Oregon 97220. Our telephone number is (971) 888-4264 and our Internet address is www.eastsidedistilling.com. The information on, or that may be, accessed from our website is not part of this Prospectus.

The Offering

Company:	Eastside Distilling, Inc.

Securities Offered:	Up to 4,343,069 shares of our common stock, comprised of the following:

●	1,843,069 shares of our common stock issued to certain affiliates of Intersect Beverage, LLC, a California limited liability company (“Intersect”) pursuant to that certain Asset Purchase Agreement dated September 12, 2019 by and between the Company and Intersect;

●	1,500,000 shares of common stock underlying convertible promissory note (the “Notes”) in the aggregate principal amount of up to $3,300,000; and

●	1,000,000 shares of common stock underlying common stock purchase warrants (the “Warrants”), of which 900,000 are exercisable at $2.65 per share and 100,000 are exercisable at $3.94 per share.

Shares Outstanding	12,417,577 as of June 16, 2021

Terms of the Offering	Each selling stockholder will determine when and how it will sell the shares offered in this prospectus, as described in “Plan of Distribution.”

Proceeds	We will not receive any proceeds from the sale of the Common Stock sold by the selling stockholder hereunder. We will, however, receive proceeds upon the exercise of the Warrants which, if all such Warrants are exercised in full for cash, would be $2,779,000. The warrant holders are under no obligation to exercise the Warrants, in whole or in part. Proceeds, if any, received from the exercise of the Warrants will be used for general corporate purposes.

Risk Factors	See the section titled “Risk Factors” below.

Nasdaq Capital Market symbol	“EAST”

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2020 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus and any prospectus supplement that we have authorized for use in connection with this offering. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock and warrants to decline and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS

Failure to retain & recruit executive management and to build morale and performance

Eastside Distilling’s success depends upon the efforts and abilities of our executive management team, key senior management, and a high-quality employee base, as well as our ability to attract, motivate, reward, and retain them. If one of our executive officers or critical senior management terminates his or her employment, we may not be able to replace their expertise, fully integrate new personnel or replicate the prior working relationships. The loss of critical employees might significantly delay or prevent the achievement of our business objectives. Qualified individuals with the breadth of skills and experience in our industry that we require are in high demand, and we may incur significant costs to attract them. Difficulties in hiring or retaining key executive or employee talent, or the unexpected loss of experienced employees could have an adverse impact on our business performance. In addition, we could experience business disruption and/or increased costs related to organizational changes, reductions in workforce, or other cost-cutting measures.

We recently hired a new corporate controller and Vice President of Financial Planning and Analysis in the first quarter of 2021.

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There is substantial uncertainty relating to our acquisition of the assets of Intersect Beverage, LLC

On September 12, 2019, the Company completed the acquisition of the Azuñia Tequila brand, the direct sales team, existing product inventory, supply chain relationships and contractual agreements from Intersect Beverage, LLC, an importer and distributor of tequila and related products. We have encountered integration difficulties since the acquisition, including difficulties in assimilating the operations and products, failing to realize synergies, unanticipated costs, low profit margins, diversion of management’s attention from other business concerns, and issues relating to employee transition. Moreover, the Company has discovered a number of inappropriate and problematic trade and sales practices relating to the Company’s sales of the Azuñia Tequila brand of products. The Company has commenced an internal investigation into these trade practices and the effects, if any, such practices may have on the Company’s historical results of operation, as well as any potential violation of laws or regulations applicable to the Company. The results of the investigation could lead to one or more material adverse effects on the Company, including actions for violation of law or regulation, penalties or other monetary liability, suspension, or forfeiture of one or more licenses to operate our business. Moreover, the investigation may result in assertion of one or more claims of indemnification or other legal action arising out of the acquisition.

Negative impact of COVID-19 pandemic

Our business continues to be susceptible to disruption from any number of current and ongoing challenges brought on by the COVID-19 pandemic. The impact of consumer business and government responses to the COVID-19 pandemic has had a significant impact on the operations and financial condition of many businesses. Those include employees being required to work remotely, not travel and otherwise alter their normal working conditions. For instance, our sales staff have had limited opportunity to interact with customers. Businesses have been closed, including establishments that sell our products, and supply chains and manufacturing have been disrupted. Consumer buying habits have shifted and may continue to shift, which may result in fewer sales of our products. These and other impacts from the COVID-19 pandemic and any other similar crisis could have a material impact on our operations and financial results.

In addition, our results and financial condition may be adversely affected by federal or state legislation (or other similar laws, regulations, orders or other governmental or regulatory actions) that would impose new or more severe restrictions on our ability to operate our business or impact the economy or our customers and suppliers, a severe downturn in the economy or financial and lending markets.

The degree to which COVID-19 may impact our results of operations and financial condition is unknown at this time and will depend on future developments, including the ultimate severity and the duration of the pandemic, and further actions that may be taken by governmental authorities or businesses or individuals on their own initiatives in response to the pandemic.

Negative impact of operating losses every quarter since our inception

We believe that we will continue to incur net losses in 2021 as we expect to make continued investment in product development, sales and marketing, brand support and to incur administrative expenses as we seek to grow our brands. We also anticipate that our cash needs will exceed our income from sales in 2021. Some of our products may not achieve widespread market acceptance and may not generate sales and profits to justify our investment in them. We expect we will continue to experience losses and negative cash flow. Results of operations will depend upon numerous factors, some of which are beyond our control, including new entrants, competitive activity, government regulations and increase in tax. We also incur substantial operating expenses at the corporate level, including costs directly related to being a reporting company with the SEC.

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Failure to secure additional capital and achieve adequate liquidity to grow and compete

We will require additional capital to operate, grow and compete, and failure to obtain such additional capital could limit our operations and our growth. Unfortunately, we have not generated sufficient cash from operations to finance additional capital needs, and we will need to raise additional funds through private or public equity and/or debt financing. We cannot assure that additional financing will be available to us on acceptable terms or at all. If additional capital is either unavailable or cost prohibitive, our operations and growth may be limited, and we may need to change our business strategy to slow the rate of, or eliminate, our expansion or to reduce or curtail our operations. Also, any additional financing we undertake could impose covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing shareholders may experience dilution and the new securities may have rights, preferences, and privileges senior to those of our common stock.

Failure to effectively manage debt

We have incurred significant debt under promissory notes and inventory financing lines. Much of our debt is secured by our bulk spirit inventory and other assets, including assets in our Craft Canning business. Our ability to meet our debt service obligations depends upon our operating and financial performance, which is subject to general economic and competitive conditions and to financial, business, and other factors affecting our operations, many of which are beyond our control. If we are unable to service our debt, we may need to sell inventory and other material assets, restructure or refinance our debt, or seek additional equity capital. Prevailing economic conditions and global credit markets could adversely impact our ability to do so.

Our debt agreements contain limits on our ability to, among other things, incur additional debt, grant liens, undergo certain fundamental changes, make investments, and dispose of inventory. We are also required to maintain compliance with a total leverage ratio and an interest coverage ratio, and for our secured inventory to have a market value relative to our outstanding debt balance.

The amount and terms of our debt, could have important consequences, including the following:

●	prematurely pay down our outstanding debt balance if the market value of our bulk spirits falls and we need to remain within our borrowing base covenants;
●	we may be more vulnerable to economic downturns, less able to withstand competitive pressures, and less flexible in responding to changing business and economic conditions;
●	we may be more limited in our ability to execute on our strategy and have flexibility to operate or restructure our business;
●	our cash flow from operations may be allocated to the payment of outstanding debt and not to developing and growing our brands;
●	we might not generate sufficient cash flow from operations or other sources to enable us to meet our payment obligations under the facility and to fund other liquidity needs;
●	an inability to incur additional debt, including for working capital, acquisitions, or other needs.

If we breach a loan covenant or miss a payment, the lenders could accelerate the repayment of debt and foreclose on our inventory and other assets. We might not have sufficient assets to repay our debt upon acceleration. If we are unable to repay or refinance the debt upon acceleration or at maturity, the lenders could initiate a bankruptcy proceeding against us or collection proceedings with respect to our assets securing the facility, which could materially decrease the value of our common stock.

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Failure of our brands to achieve anticipated consumer acceptance, sales, growth, or profitability.

Although our brands continue to achieve acceptance, most of our brands are relatively new and have not achieved national brand recognition. We have not yet had success growing a brand to a sufficient level to realize profitability and be in a position to sell the brand for a profit. Also, brands we may develop and/or acquire in the future may not establish widespread brand recognition. Accordingly, if consumers do not accept our brands at scale, our sales will be limited, and we will not be able to penetrate our markets. Our profitability depends in part on achieving scale. We will need to achieve wider market acceptance of our brands and materially increase sales to achieve profitability.

Failure to obtain satisfactory performance from our suppliers or loss of our existing suppliers

Other than our long-term exclusive agreement with Agaveros Unidos de Amatitan, SA. de CV (“Agaveros Unidos”) for the Azuñia Tequila brand, we do not have long-term, written agreements with any of our suppliers. The termination of our relationships or an adverse change in the terms of these arrangements (including with Agaveros Unidos) could have a negative impact on our business. If our suppliers increase their prices, we may not be able to secure alternative suppliers, and may not be able to raise the prices of our products to cover all or even a portion of the increased costs. Also, our suppliers’ failure to perform satisfactorily or handle increased orders, delays in shipments of products from suppliers or the loss of our existing suppliers, especially our key suppliers, could cause us to fail to meet orders for our products, lose sales, incur additional costs and/or expose us to product quality issues. In turn, this could cause us to lose credibility in the marketplace and damage our relationships with distributors, ultimately leading to a decline in our business and results of operations. If we are not able to renegotiate these contracts on acceptable terms or find suitable alternatives, our business, financial condition or results of operations could be negatively impacted.

We have yet to assume the Intersect Beverage, LLC contract with Agaveros Unidos, which we are renegotiating. That contract runs through July 2039 and has set pricing for the tequila and bottling services Agaveros Unidos provides. The contract also includes an exclusivity clause. We are committed to purchase 24,000 9-liter cases in 2020 and 35,000 9-liter cases in 2021. We have no expressed commitments beyond 2021. A breach of this contract, including minimum purchase commitments, could lead to a $2 million penalty and termination of the contract, and result in a failure of the Azuñia Tequila brand. We are currently evaluating our options relating to amending and renegotiating the contract.

Failure of our distributors to distribute our products adequately within their territories

We are required by law to use state-licensed distributors or, in 17 states known as “control states,” state-owned agencies performing this function, to sell our products to retail outlets, including liquor stores, bars, restaurants and national chains in the United States. We have established relationships for our brands with a limited number of wholesale distributors; however, failure to maintain those relationships could significantly and adversely affect our business, sales and growth. We currently distribute our products in 49 states.

Over the past decade there has been increasing consolidation, both intrastate and interstate, among distributors. As a result, many states now have only two or three significant distributors. Also, there are several distributors that now control distribution for several states. If we fail to maintain good relations with a distributor, our products could, in some instances be frozen out of one or more markets entirely. The ultimate success of our products also depends in large part on our distributors’ ability and desire to distribute our products to our desired U.S. target markets, as we rely significantly on them for product placement and retail store penetration. In addition, all of our distributors also distribute competitive brands and product lines. We cannot assure you that our U.S. distributors will continue to purchase our products, commit sufficient time and resources to promote and market our brands and product lines, or that they can or will sell them to our desired or targeted markets. If they do not, our sales will be harmed, resulting in a decline in our results of operations.

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Failure of our products to secure and maintain listings in the control states

In the control states, the state liquor commissions act in place of distributors and decide which products are to be purchased and offered for sale in their respective states. Products selected for listing in control states must generally reach certain volumes and/or profit levels to maintain their listings. Products in control states are selected for purchase and sale through listing procedures, which are generally made available to new products only at periodically scheduled listing interviews. Products not selected for listings can only be purchased by consumers in the applicable control state through special orders, if at all. If, in the future, we are unable to maintain our current listings in the control states, or secure and maintain listings in those states for any additional products we may develop or acquire, sales of our products could decrease significantly, which would have a material adverse financial effect on our results of operations and financial condition.

Failure to maintain adequate inventory levels

We maintain relatively large inventories of our product aging in barrels, as well as, to meet customer delivery requirements. We have used our barreled spirits inventory at market value as collateral in our financing. If we do not make timely payments on our financing obligations, or we breach our covenants in any financing document, including maintaining loan-to-value ratios, the lenders may foreclose and take possession of our inventory. In addition, this inventory is always at risk of loss due to theft, fire, evaporation, spoilage, or other damage, and any such loss, whether insured against or not, could cause us to fail to meet our orders and harm our sales and operating results. Also, our inventory may become obsolete as we introduce new products, cease to produce old products or modify the design of our products’ packaging, which would increase our operating losses and negatively impact our results of operations.

Failure to acquire additional distilleries, brands, or products that are complementary to our existing portfolio

A component of our growth strategy may be the acquisition of additional brands that are complementary to our existing portfolio through the acquisition of such brands or their corporate owners, directly as brand acquisitions or through mergers, joint ventures, long-term exclusive distribution arrangements and/or other strategic relationships. For example, in September 2019, we acquired the high-end, luxury tequila brand, Azuñia, to complement our portfolio and provide us with a brand in the high-growth tequila category. In addition, we acquired MotherLode in March 2017, which provides contract canning, bottling and packaging services for existing and emerging spirits producers, and in January 2019, we completed the acquisition of Craft Canning, which significantly adds to our contract canning, bottling and packaging services. If we are unable to identify or have the financial ability to acquire suitable brand candidates and successfully execute our acquisition strategy, our growth will be limited. In addition, our entry into and expansion of our contract bottling, canning, and packaging services as a result of our acquisitions of MotherLode and Craft Canning may not be successful, and we may not realize the benefits of these co-packing operations and may face certain risks, including safety concerns, product contamination, and equipment malfunctions or breakdowns, among other things associated with our manufacturing operations. In addition, if our bottling, canning, or packaging services fail to meet our customers’ expectations, or there is an overall decline in demand for bottling, canning, or packaging services, our reputation, business, results of operations and financial condition could be adversely affected.

If we are successful in acquiring additional brands or related service businesses, we may still fail to achieve our target margins or maintain profitability levels that would justify our investment in those additional brands or services or fail to realize operating and economic efficiencies or other planned benefits with respect to those additional brands or services. For Craft Canning, we will need to provide increased capital to expand operations and for Azuñia Tequila we will need to increase our gross profit margins substantially, grow sales, reduce cost and leverage distribution to become cash flow positive.

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The addition of new products or businesses entails numerous risks with respect to integration and other operating issues, any of which could have a detrimental effect on our results of operations and/or the value of our equity. These risks include, but are not limited to, the following:

●	difficulties in assimilating acquired operations or products, including failure to realize synergies;

●	failure to realize or anticipate benefits or to execute on our planned strategy for the acquired brand or business;

●	unanticipated costs that could materially adversely affect our results of operations;

●	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;
●	diversion of management’s attention from other business concerns;

●	adverse effects on existing business relationships with suppliers, distributors and retail customers;

●	risks of entering new markets or markets in which we have limited prior experience; and

●	the potential inability to retain and motivate key employees of acquired businesses.

Our ability to grow through the acquisition of additional brands is also dependent upon identifying acceptable acquisition targets and opportunities, our ability to consummate prospective transactions on favorable terms, or at all, and the availability of capital to complete the necessary acquisition arrangements. We intend to finance our brand acquisitions through a combination of our available cash resources, third-party financing and, in appropriate circumstances, the further issuance of equity and/or debt securities. Acquiring additional brands could have a significant effect on our financial position and could cause substantial fluctuations in our quarterly and yearly operating results. Also, acquisitions could result in the recording of significant goodwill and intangible assets on our financial statements, the amortization or impairment of which would reduce reported earnings in subsequent years.

Failure to protect our trademarks and trade secrets

Our business and prospects depend in part on our ability to develop favorable consumer recognition of our brands and trademarks. Although we apply for registration of our brands and trademarks, they could be imitated in ways that we cannot prevent. Also, we rely on trade secrets and proprietary know-how, concepts and formulas. Our methods of protecting this information may not be adequate. Moreover, we may face claims of misappropriation or infringement of third parties’ rights that could interfere with our use of this information. Defending these claims may be costly and, if unsuccessful, may prevent us from continuing to use this proprietary information in the future and result in a judgment or monetary damages being levied against us. We do not maintain non-competition agreements with all of our key personnel or with some of our key suppliers. If competitors independently develop or otherwise obtain access to our trade secrets, proprietary know-how or recipes, the appeal, and thus the value, of our brand portfolio could be reduced, negatively impacting our sales and growth potential.

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Failure of our key or service product information technology systems, cyber-security breach or cyber-related fraud

We rely on information technology (“IT”) systems, networks, and services, including internet sites, data hosting and processing facilities and tools, hardware (including laptops and mobile devices), and software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist us in the management of our business.

Increased IT security threats and more sophisticated cyber-crime pose a potential risk to the security of our IT systems, networks, and services, as well as to the confidentiality, availability, and integrity of our data. If the IT systems, networks, or service providers we rely upon fail to function properly, or if we suffer a loss or disclosure of business or other sensitive information, due to any number of causes, ranging from catastrophic events to power outages to security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may suffer interruptions in our ability to manage operations and reputational, competitive and/or business harm, which may adversely affect our business operations and/or financial condition. In addition, such events could result in unauthorized disclosure of material confidential information, and we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our partners, our employees, customers, suppliers, or consumers. In any of these events, we could also be required to spend significant financial and other resources to remedy the damage caused by a security breach or to repair or replace networks and IT systems.

Negative impact of litigation and litigation risks

From time to time, we become involved in various litigation matters and claims, including employment, regulatory proceedings, administrative proceedings, governmental investigations, and contract disputes. We face potential claims or liability for, among other things, breach of contract, defamation, libel, fraud, or negligence. We may also face employment-related litigation, including claims of age discrimination, sexual harassment, gender discrimination, immigration violations, or other local, state, and federal labor law violations. Because of the uncertain nature of litigation and insurance coverage decisions, the outcome of such actions and proceedings cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on our business, financial condition, results of operations, cash flows, reputation, brand identity and the trading price of our securities. Any such litigation, with or without merit, could also result in substantial expenditures of time and money, and divert attention of our management team from other tasks important to the success of our business.

On December 15, 2020, Grover Wickersham filed a complaint in the United States District Court for the District Court of Oregon against the Company. Wickersham, the former CEO and Chairman of the Board of the Company, has asserted causes of action for fraud in the inducement, breach of contract, breach of the implied covenant of good faith and fair dealing, defamation, interference with economic advantage, elder financial abuse, and dissemination of false and misleading proxy materials. The Company disputes the allegations and intends to defend the case vigorously.

RISKS RELATED TO OUR INDUSTRY

Demand for our products may be adversely affected by changes in category trends and consumer preferences

Consumer preferences may shift due to a variety of factors, including changes in demographic and social trends, public health initiatives, product innovations, changes in vacation or leisure, dining and beverage consumption patterns and a downturn in economic conditions, any or all of which may reduce consumers’ willingness to purchase distilled spirits or cause a shift in consumer preferences toward beer, wine or non-alcoholic beverages or other products. Our success depends in part on fulfilling available opportunities to meet consumer needs and anticipating changes in consumer preferences with successful new products and product innovations.

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In addition, the legalization of marijuana in any of the jurisdictions in which we sell our products may result in a reduction in sales. Studies have shown that sales of alcohol may decrease in jurisdictions where marijuana has been legalized (e.g. Alaska, Arizona, California, Colorado, Illinois, Maine, Massachusetts, Michigan, Montana, Nevada, Oregon, Vermont, Washington and the District of Columbia ). As a result, marijuana sales may adversely affect our sales and profitability.

We face substantial competition in our industry

We compete on the basis of product taste and quality, brand image, price, service and ability to innovate in response to consumer preferences. The global spirits industry is highly competitive and is dominated by several large, well-funded international companies. Many of our current and potential competitors have longer operating histories and have substantially greater financial, sales, marketing and other resources than we do, as well as larger installed customer bases, greater name recognition and broader product offerings. Some of these competitors can devote greater resources to the development, promotion, sale and support of their products. As a result, it is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability.

Class actions or other litigation relating to alcohol abuse or the misuse of alcohol

Our industry faces the possibility of class action or similar litigation alleging that the continued excessive use or abuse of beverage alcohol has caused death or serious health problems or related to the labelling of our products. It is also possible that governments could assert that the use of alcohol has significantly increased government-funded healthcare costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

Also, lawsuits have been brought in a number of states alleging that beverage alcohol manufacturers and marketers have improperly targeted underage consumers in their advertising. Plaintiffs in these cases allege that the defendants’ advertisements, marketing and promotions violate the consumer protection or deceptive trade practices statutes in each of these states and seek repayment of the family funds expended by the underage consumers. While we have not been named in these lawsuits, we could be named in similar lawsuits in the future. Any class action or other litigation asserted against us could be expensive and time-consuming to defend against, depleting our cash and diverting our personnel resources and, if the plaintiffs in such actions were to prevail, our business could be harmed significantly.

Regulatory decisions and legal, regulatory, and tax changes

Our business is subject to extensive government regulation. This may include regulations regarding production, distribution, marketing, advertising and labeling of beverage alcohol products. We are required to comply with these regulations and to maintain various permits and licenses. We are also required to conduct business only with holders of licenses to import, warehouse, transport, distribute and sell beverage alcohol products. We cannot assure you that these and other governmental regulations applicable to our industry will not change or become more stringent. Moreover, because these laws and regulations are subject to interpretation, we may not be able to predict when and to what extent liability may arise. Additionally, due to increasing public concern over alcohol-related societal problems, including driving while intoxicated, underage drinking, alcoholism and health consequences from the abuse of alcohol, various levels of government may seek to impose additional restrictions or limits on advertising or other marketing activities promoting beverage alcohol products. Failure to comply with any of the current or future regulations and requirements relating to our industry and products could result in monetary penalties, suspension or even revocation of our licenses and permits. Costs of compliance with changes in regulations could be significant and could harm our business, as we could find it necessary to raise our prices in order to maintain profit margins, which could lower the demand for our products and reduce our sales and profit potential.

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Also, the distribution of beverage alcohol products is subject to extensive taxation (at both the federal and state government levels), and beverage alcohol products themselves are the subject of national import and excise duties in most countries around the world. An increase in taxation or in import or excise duties could also significantly harm our sales revenue and margins, both through the reduction of overall consumption and by encouraging consumers to switch to lower-taxed categories of beverage alcohol. Although we expect a significantly positive impact on our operating results from the enactment of the Craft Modernization and Tax Reform Act of 2017, which was part of the 2017 federal tax legislation that went into effect on January 1, 2018, resulting from the lowering of the federal excise tax on spirits for the first 100,000 proof gallons per year from $13.34 to $2.70 per gallon.

Product liability or other related liabilities

Although we maintain liability insurance and will attempt to limit contractually our liability for damages arising from our products, these measures may not be sufficient for us to successfully avoid or limit product liability or other related liabilities. Our product liability insurance coverage is limited to $2 million per occurrence and $5 million in the aggregate and our general liability umbrella policy is capped at $2 million, which may be insufficient. Further, any contractual indemnification and insurance coverage we have from parties supplying our products is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by these suppliers. In any event, extensive product liability claims could be costly to defend and/or costly to resolve and could harm our reputation or business.

Contamination of our products and/or counterfeit or confusingly similar products

The success of our brands depends upon the positive image that consumers have of them. Contamination, whether arising accidentally or through deliberate third-party action, or other events that harm the integrity or consumer support for our brands, could affect the demand for our products. Contaminants in raw materials purchased from third parties and used in the production of our products or defects in the distillation and fermentation processes could lead to low beverage quality, as well as illness among, or injury to, consumers of our products and could result in reduced sales of the affected brand or all of our brands and potentially serious damage to our reputation for product quality, as well as product liability claims. Also, to the extent that third parties sell products that are either counterfeit versions of our brands or brands that look like our brands, consumers of our brands could confuse our products with products that they consider inferior. This could cause them to refrain from purchasing our brands in the future and in turn could impair our brand equity and adversely affect our sales and operations.

In addition, we also provide contract bottling, canning, and packaging services for existing and emerging beer, wine and spirits producers through our subsidiaries MotherLode and Craft Canning. Beer and wine products produced by third parties may be more susceptible to contamination than the distilled products that we produce, due to the lower alcohol content.

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Adverse public opinion about alcohol could reduce demand for our products

Anti-alcohol groups have, in the past, advocated successfully for more stringent labeling requirements, higher taxes and other regulations designed to discourage alcohol consumption. In addition, recent developments in the industry may compel us to identify the source and location of our distillate products and notify the consumer of whether the product was distilled by us. More restrictive regulations, negative publicity regarding alcohol consumption and/or changes in consumer perceptions of the relative healthfulness or safety of beverage alcohol could decrease sales and consumption of alcohol and thus the demand for our products. This could, in turn, significantly decrease both our revenues and our revenue growth, causing a decline in our results of operations.

RISKS RELATED TO OUR COMMON STOCK

Our common stock is thinly traded, and investors may be unable to sell some or all of their shares

Our common stock has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing shares of our common stock at prevailing prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in shares of our common stock is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. This could lead to wide fluctuations in our share price. Investors may be unable to sell their common stock at or above their purchase price, which may result in substantial losses. Also, as a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of shares of our common stock in either direction. The price of shares of our common stock could, for example, decline if a large number of shares of our common stock is sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb such sales without adverse impact on its share price.

Sales of our stock or use of our common stock to satisfy obligations may impact the market price and cause substantial dilution

We will need to raise additional capital, which might be in the form of an equity offering. Future sales of substantial amounts of our common or preferred stock, including shares that we may issue upon exercise of warrants or conversion of preferred stock, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of equity, the percentage ownership of our stockholders will be reduced and cause substantial dilution to current stockholders.

We pay certain of our directors, consultants, and business partners in our common stock or other securities linked to our common stock, and sometimes settle debts with common stock. We also pay executive compensation in the form of equity. These payments are based on the dollar value of what is owed, rather than a fixed number of shares. Continued use of our stock in this manner, especially if our stock price is trading at a low price, may cause dilution to our shareholders and could adversely affect the market price of our common stock.

A decline in the price of our common stock could affect our ability to raise working capital

A further decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. A decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new services and continue our current operations. If our common stock price further declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

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Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a delisting

In August 2017, our shares of common stock began trading on the Nasdaq Capital Market. If we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. As of August 8, 2019, we failed to comply with Nasdaq’s requirement to have a majority independent Board and independent audit and compensation committees. Although we regained compliance with the Nasdaq listing requirements in September 2019, we again fell out of compliance on November 12, 2019 due to a director resignation and the appointment of Lawrence Firestone, a then-independent director, as our Chief Executive Officer. We promptly came back into compliance on November 18, 2019.

On August 20, 2020, Nasdaq notified the Company that it no longer complied with Nasdaq Listing Rule 5550(b)(1) because its reported stockholder’s equity of $2.4 million as of June 30, 2020 was below the minimum stockholder’s equity of $2.5 million set forth in the Nasdaq Listing Rule by $0.1 million. The Company believes it has regained compliance with Nasdaq’s stockholders’ equity requirement based upon the specific transactions and events as of February 16, 2021. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if, the Company does not evidence compliance at the time of its next periodic report, the Company may be subject to delisting.

On January 19, 2021, our board of directors determined that one of its members, Stephanie Kilkenny, had ceased to be independent due to circumstances beyond her reasonable control resulting in our non-compliance with Nasdaq Listing Rules 5605(b), (c), and (d). The Board resolved to regain compliance and take commercially reasonable steps, including retaining an executive search firm, to fill a current vacancy on the Board with a new director who qualifies as independent under these rules as soon as possible but in no event later than the earlier of our next annual shareholder meeting or 180 days from the date of determination. On March 22, 2021, our board of directors unanimously consented to a new independent board member bringing us back into compliance.

While our warrants are outstanding, it may be more difficult to raise additional equity capital

We currently have non-trading, privately issued common stock warrants to purchase 240,278 shares of common stock. During the term that our warrants are outstanding, the holders of the warrants will be given the opportunity to profit from a rise in the market price of our common stock. We may find it more difficult to raise additional equity capital while we have warrants outstanding. We might issue additional warrants along with a future financing.

We do not expect to pay dividends for the foreseeable future

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of common stock.

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Our largest stockholders’ interests may conflict with the company or our smaller shareholders

We have several stockholders owning near or over 5% of our outstanding common stock, according to public filings. In addition, Stephanie Kilkenny, a member of our Board of Directors together with her spouse, owns and controls TQLA, LLC (“TQLA”), the majority owner of Intersect Beverage, LLC. In connection with the acquisition of Azuñia Tequila from Intersect Beverage, LLC, TQLA received a substantial number of shares payable under the asset purchase agreement in 2021, subject to a limitation under Nasdaq rules if the share issuance would require a shareholder vote (e.g., we anticipate that the share issuance will be limited 19.99% of our outstanding). Certain officers, such as our CEO, Mr. Block and CFO, Mr. Gwin may become significant stockholders through the payment of equity compensation.

Accordingly, as a result of their direct and indirect beneficial ownership, the foregoing stockholders may be able to exercise substantial control and more directly influence our affairs and business, including any determination with respect to a change in control, future issuances of common stock or other securities, declaration of dividends on the common stock and the election of directors. The stockholders may have interests that differ from the interests of other stockholders.

Issuing additional shares of common stock and shares of preferred stock could cause dilution

Our Articles of Incorporation authorize the Board to issue up to 15 million shares of common stock and up to 100 million shares of preferred stock. The power of the Board to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuances of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting your investment, and the new securities may have rights, preferences and privileges senior to those of our common stock.

We have over 12 million shares of common stock outstanding or subject to warrants or other convertible securities. We are limited to issuing up to 15 million shares of common stock. The limited number of available shares of common stock constrains our ability to conduct equity offerings or engage in financing transactions that may have an equity component. In addition, this limitation will constrain our ability to grant equity incentives, which could result in a failure to align management to shareholder objectives or to be able to retain and motivate key personnel.

By issuing preferred stock, we may adversely affect the market price and voting rights of common shareholders

Our Articles of Incorporation permit us to issue, without approval from our stockholders, a total of 100 million shares of preferred stock. Our Board may determine the rights, preferences, privileges and restrictions granted to, or imposed upon, the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series. It is possible that our Board, in determining the rights, preferences and privileges to be granted when the preferred stock is issued, may include provisions that have the effect of delaying, deferring or preventing a change in control, discouraging bids for our common stock at a premium over the market price, or that adversely affect the market price of and the voting and other rights of the holders of our common stock.

We face risks related to compliance with corporate governance laws and financial reporting standards

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as related rules and regulations implemented by the SEC and the Public Company Accounting Oversight Board, require compliance with certain corporate governance practices and financial reporting standards for public companies. These laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting (“SOX 404”), has materially increased our legal and financial compliance costs and made some activities more time-consuming, burdensome and expensive. Although we currently believe our internal control over financial reporting is effective, the effectiveness of our internal controls in future periods is subject to the risk that our controls may become inadequate or may not operate effectively. Any failure to comply with the requirements of SOX 404, our ability to remediate any material weaknesses that we may identify during our compliance program, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under SOX 404. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock, and we could be subject to regulatory sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our beliefs and assumptions. Words including “may,” “could,” “would,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements. Examples include, among others, statements about any of the following:

●	Impact of the COVID-19 pandemic, and the resulting negative economic impact and related governmental actions;
●	Our ability to secure additional financing and achieve positive working capital;
●	General industry, market and economic conditions (including consumer spending patterns and preferences) and our expectations regarding growth in the markets in which we operate;
●	Our ability to introduce competitive new products on a timely basis and continue to make investments in product development and our expectations regarding the effect of new products on our operating results;
●	Our realizing the results of our competitive strengths and ability to compete with other producers and distributors of alcoholic beverage products;
●	Our continuing to focus on and ability to realize our strategic objectives;
●	Our intention to implement actions to improve profitability, manage expenses, increase sales and utilize inventory and accounts receivable balances to help satisfy our working capital needs;
●	Our continuing to follow our approach to product development;
●	Our expectation regarding product pricing and our ability to market to premium and super-premium segments of the market;
●	Our ability to retain, market and grow our existing brands, the effect that may have on other brands, and our ability to profitably sell our brands;
●	Our ability to financially support the brands in the market;
●	Our ability to protect our intellectual property, including trademarks and tradenames related to our brands;
●	The effects of competition and consolidation in the markets in which we operate;
●	The ability of our production capabilities to support our business and operations and production strategy, including our ability to continue to expand our production capacity to meet demand or outsource production to lower cost of goods sold;
●	Our expectations regarding our supply chain, including our ongoing relationships with certain key suppliers and/or any potential supply chain disruption;
●	Our ability to cultivate our distribution network and maintain relationships with our major distributors;
●	Our ability to utilize our existing distribution pipelines and channels to grow other brands in our portfolio;
●	Changes in applicable laws, policies and the application of regulations and taxes in jurisdictions in which we operate and the impact of newly enacted laws;
●	Tax rate changes (including excise tax, VAT, tariffs, duties, corporate, individual income, or capital gains), changes in related reserves, or changes in tax rules or accounting standards;
●	Our ability to expand our business and brand offerings by acquisitions, including our ability to identify, complete, and finance acquisitions, and our ability to integrate and realize the benefits of our acquisitions;
●	Our ability to position our brands as attractive acquisition candidates;
●	Our ability to realize the anticipated benefits of our canned beverage, mobile canning and bottling operations and expected growth in the canned beverages industry;

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●	Negative publicity related to our company, brands, marketing, personnel, operations, business performance, or prospects
●	Our ability to attract and retain key board, executive, or employee talent;
●	Our liquidity and capital needs and ability to meet our liquidity needs and going concern requirements; and
●	Our operations, financial performance and results of operations.

These and other forward-looking statements are based on assumptions and known risks and uncertainties. Although we believe we have been prudent in our assumptions, any or all of our forward-looking statements may prove to be inaccurate, and we can make no guarantees about our future performance. Should known or unknown risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could materially differ from past results and/or those anticipated, estimated, or projected.

These statements are subject to certain risks, uncertainties, and other factors, some of which remain beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in “Risk Factors” and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management’s view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect new information, events, or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated information, events, circumstances, or otherwise. You should, however, consult any subsequent disclosures we make in our filings with the United States Securities and Exchange Commission (“SEC”) on Form 10-K, Form 10-Q, or Form 8-K.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the Warrants. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. If the selling stockholders exercise the Warrants on a cashless basis in whole or in part, then we will not receive proceeds from those cashless exercises.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of up to 4,343,069 shares of our common stock by the selling stockholders identified below.

The table below sets forth the names of each selling stockholder, the number of shares of common stock owned beneficially by such selling stockholder as of June 16, 2021, the number of shares which may be offered pursuant to this prospectus, and the number of shares and percentage of class to be owned by the selling stockholder after this offering. Each selling stockholder may sell all, some, or none of its shares in this offering. See “Plan of Distribution.” We will not receive any proceeds from the sale of the common stock by the selling stockholders. Except as set forth in the table below, no selling stockholder has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of its ownership of shares of equity securities. This information is based upon information provided by the selling stockholders. As each selling stockholder may offer all, some, or none of its common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after this offering can be provided.

The number of shares set forth in the second column of the table represents an estimate, as of June 16, 2021, of the number of shares of common stock to be offered by the selling stockholder.

The information set forth in the table assumes (i) conversion of principal amount of the Notes with a conversion price of $2.20 per share; and (ii) full exercise of the Warrants.

The actual number of shares of common stock issuable upon conversion of the Notes and exercise of the Warrants is indeterminate, is subject to adjustment, and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, the future market price of the common stock.

Pursuant to their terms, the Notes and the Warrants (other than Warrants to purchase 100,000 shares held by Live Oak Banking Company) are convertible or exercisable by those selling stockholders who hold the Notes and the Warrants only to the extent that the number of shares of common stock thereby issuable, together with the number of shares of common stock owned by such selling stockholder and its affiliates (but not including shares of common stock underlying unconverted or unexercised options, warrants or convertible securities) would not exceed 9.99% of the then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934. Accordingly, the number of shares of common stock set forth in the table as beneficially owned by the selling stockholder before and after the offering may exceed the number of shares of common stock that it could own beneficially at any given time as a result of its ownership of the Notes and the Warrants.

Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is considered the beneficial owner of securities that can be acquired within 60 days from the date of this prospectus through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

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The “Beneficial Ownership after Offering” column assumes the sale of all shares offered. The “Percent” columns are based on 12,417,577 shares of common stock outstanding as of June 16, 2021.

	Beneficial Ownership Prior to Offering			Number of Shares of Common Stock to Be	Beneficial Ownership After Offering
Name of Selling Stockholder	Number		Percent	Offered	Number	Percent

Bigger Capital Fund, LP (1)	1,200,000	(2)	8.81%	1,200,000	—	0.0%

District 2 Capital Fund LP (3)	1,200,000	(2)	8.81%	1,200,000	—	0.0%

Live Oak Banking Company (4)	100,000	(5)	0.80%	100,000	—	0.0%

TQLA, LLC (6)	1,603,305	(7)	12.88%	1,429,091	174,214	1.40%

Bill Walton	94,133		0.76%	94,133	—	0.0%

Joseph Giansante	181,092		1.46%	181,092	—	0.0%

WPE Kids Partners, L.P. (8)	61,940		0.50%	61,940	—	0.0%

William P. Esping	54,786		0.44%	54,786	—	0.0%

Robert Grammen (9)	98,986	(10)	0.80%	22,027	76,959	0.62%

				4,343,069

(1)	The name of the natural person who has voting or investment control over the securities owned by Bigger Capital Fund, LP is Michael Bigger.
(2)	Includes 750,000 shares of common stock issuable upon conversion of the selling stockholder’s Notes and 450,000 shares of common stock issuable upon full exercise of the selling stockholder’s Warrants.
(3)	The name of the natural person who has voting or investment control over the securities owned by District 2 Capital Fund LP is Michael Bigger.
(4)	Includes 100,000 shares of common stock issuable upon full exercise of the selling stockholder’s Warrants.
(5)	The name of the natural person who has voting or investment control over the securities owned by Live Oak Banking Company is Tracey Sheppard.
(6)	The name of the natural person who has voting or investment control over the securities owned by TQLA, LLC is Patrick J. Kilkenny.
(7)	Includes 85,881 shares held by Stephanie Kilkenny, one of our current board members, 5,000 shares underlying presently exercisable stock options held by Ms. Kilkenny, 1,429,091 shares held by TQLA, LLC (“TQLA”), which Mrs. Kilkenny, together with her spouse, owns and controls, and 55,555 shares and 27,778 warrants held directly by Patrick J. Kilkenny, Trustee of the Patrick J. Kilkenny Revocable Trust. Mr. Kilkenny is the spouse of Ms. Kilkenny. By virtue of their roles with TQLA and spousal relationship, Mr. and Mrs. Kilkenny may be deemed to be the indirect beneficial owners of shares held by the other or TQLA, either individually or as trustee; however, they each disclaims beneficial ownership of the reported securities, except to the extent of their respective pecuniary interest therein.
(8)	The name of the natural person who has voting or investment control over the securities owned by WPE Kids Partners, L.P. is Julie Krupala.
(9)	Mr. Grammen is one of our directors, the Chairman of our Nominating and Corporate Governance Committee, and a member of our Audit Committee and Compensation Committee.
(10)	Includes 5,000 shares underlying presently exercisable stock options.

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PLAN OF DISTRIBUTION

We are registering shares of our common stock, including the shares of common stock issuable upon conversion of the Notes and upon exercise of the Warrants, to permit resale of the shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive up to approximately $2,779,000 upon the full exercise of the Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling security holders and any of their pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market, or trading facility on which such securities are then traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling their securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that the registration statement, of which this prospectus forms a part, is declared effective by the SEC;
●	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling security holders may also sell their securities under Rule 144 under the Securities Act, if available, rather than under this prospectus. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers, or agents, such underwriters, brokers-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, brokers-dealers, or agents may be in excess of those customary in the types of transactions involved). Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

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The selling security holders may from time to time pledge or grant a security interest in some or all of the shares, notes, or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell securities from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee, or other successors in interest as selling security holders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

Once we have been notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares or warrants involved, (iii) the price at which such the shares or warrants were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holders also may transfer their securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the selling stockholder and the company have complied with such exemption.

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We have advised each selling stockholder that it is the view of the SEC that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resales of their respective shares under this registration statement, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all fees and expenses incident to the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. The Company will not receive any proceeds from the sale of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will generally be unrestricted and eligible for immediate resale in the hands of persons other than our affiliates.

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DESCRIPTION OF SECURITIES

Authorized Shares of Capital Stock

Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.0001 per share, of which 12,417,577 shares are outstanding as of June 16, 2021, and 100,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters subject to stockholder vote. If the Board of Directors were to declare a dividend out of funds legally available therefore, all of the outstanding shares of common stock would be entitled to receive such dividend ratably. We have never declared dividends and we do not intend to declare dividends in the foreseeable future. If our business was liquidated or dissolved, holders of shares of common stock would be entitled to share ratably in assets remaining after satisfaction of our liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

A total of 4,343,069 shares of common stock are offered for resale pursuant to this prospectus.

Convertible Promissory Notes

From April 19, 2021 to May 13, 2021, we issued convertible promissory notes (the “Notes”) in the aggregate principal amount of up to $3,300,000. Interest on the Notes accrues at a rate of six percent (6%) per annum and is payable either in cash or in shares of our common stock at the conversion price in the Note on each of the six and twelve month anniversary of the issuance date and on the maturity date of the eighteen month anniversary of the issuance date (the “Maturity Date”). All amounts due under the Notes are convertible at any time after the issuance date, in whole or in part (subject to rounding for fractional shares), at the option of the holders into our common stock at a fixed conversion price, which is subject to adjustment as summarized below. The Notes are initially convertible into our common stock at an initial fixed conversion price of $2.20 per share. This conversion price is subject to adjustment for stock splits, combinations, or similar events, among other adjustments.

Until we shall have obtained stockholder approval, we may not make any sale, grant, or other disposition or issuance (or announce any sale, grant or other disposition or issuance) of (i) any common stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for common stock, or (ii) any rights to reprice any common stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for common stock, if any such sale, grant, or other disposition or issuance would entitle any person to acquire shares of common stock for a consideration per share less than a price equal to the Exercise Price (as defined in the Warrants) in effect immediately prior to such sale, grant, or other disposition or issuance or deemed sale, grant, or other disposition or issuance; provided, however, that the foregoing provisions of this sentence shall not be applicable to any sale, grant, or other disposition or issuance (or announcement of any sale, grant or other disposition or issuance) of any Excluded Securities (as defined in the Warrants) or any Excluded Securities (as defined in the Notes).

If, at any time after we have obtained stockholder approval and while the Notes are outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock (other than Excluded Securities) entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”), then the conversion price of the Notes shall be reduced to such lower Dilutive Issuance price.

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A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of our outstanding common stock.

We may prepay the Notes at any time in whole or in part by paying a sum of money equal to 100% of the principal amount to be redeemed, together with accrued and unpaid interest, plus a prepayment fee equal to five percent (5%) of the principal amount to be repaid.

The Notes contain customary triggering events including but not limited to: (i) failure to make payments when due under the Notes; and (ii) our bankruptcy or insolvency. If a triggering event occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash.

The Notes are secured by a subordinated security interest in our assets.

Warrants

On January 15, 2020, we issued common stock purchase warrants, exercisable for five (5) years, to purchase up to 100,000 shares of the Company’s common stock at an exercise price of $3.94 per share, to Live Oak Banking Company (the “Live Oak Warrants”). From April 19, 2021 to May 13, 2021, we issued common stock purchase warrants, exercisable for four (4) years, to purchase up to 900,000 shares of the Company’s common stock at an exercise price of $2.65 per share. Collectively, these warrants are referred to herein as the “Warrants”.

Warrant holders are not entitled to vote, receive dividends, or exercise any of the rights of a stockholder of the Company for any purpose until the Warrant have been duly exercised and payment of the purchase price has been made. The Warrants are issued in unregistered form and may be presented for transfer, exchange, or exercise at the corporate office of the Company.

The Warrants may be exercised on a “cashless” basis if there is not an effective registration statement for the registration of the secondary offering and resale of the shares issuable upon exercise of the Warrants at the time of exercise. If a Warrant is partially exercised, a new Warrant for the remaining number of such shares will be issued upon surrender of the Warrant. There will be no fractional share exercise.

If, at any time after we have obtained stockholder approval and while any Warrant (other than the Live Oak Warrants) is outstanding, we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any common stock (other than Excluded Securities) (including the issuance or sale of shares of common stock owned or held by or for our own account, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) entitling any person to acquire shares of common stock (“Additional Shares of Common Stock”) for a consideration per share (the “Base Share Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount price (calculated to the nearest one-hundredth of a cent) on a weighted average basis.

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In addition, a Warrant (other than the Live Oak Warrants) may not be exercised and shares of common stock may not be issued under the Warrant if, after giving effect to the exercise or issuance, the holder, together with its affiliates, would beneficially own in excess of 9.99% of our outstanding common stock.

Dividends

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Anti-takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing its board of directors and management.

According to our Articles of Incorporation and bylaws, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of us by replacing its board of directors.

The authorization of classes of Common Stock with either specified voting rights or rights providing for the approval of extraordinary corporate action could be used to create voting impediments or to frustrate persons seeking to effect a merger or to otherwise gain control of the Company by diluting their stock ownership.

Nevada Anti-Takeover laws

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to five per cent or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to five per cent or more of the aggregate market value of all outstanding shares of the corporation, or (c) ten per cent or more of the earning power or net income of the corporation.

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In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) ten per cent or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Limitation on Liability and Indemnification Matters

We are a Nevada corporation, and accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Articles 5 and 6 of our Amended and Restated Articles of Incorporation (“Articles”), Article VII of our Amended and Restated Bylaws (“Bylaws”) and the Nevada Revised Business Statutes, contain indemnification and personal liability limitation provisions.

Limitation of Personal Liability of Directors and Officers

Our Articles provide that our directors and officers will not be personally liable to us or to our stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the limitation on personal liability will not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law or (ii) the unlawful payment of distributions.

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Indemnification

Pursuant to our Articles and Bylaws, we will indemnify and hold harmless, to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person serving or who served as a director, officer, employee or agent of us, or who is or was serving at our request as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise who is a party or is threatened to be made a party to any action, suit or proceedings, whether civil, criminal, administrative, or investigative, threatened, pending, or completed, action, suit, or proceeding, including an action by or in the right of the corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. With respect to actions brought by or in the right of the corporation, we are required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that such person is or was an serving as our agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which the agent will have been adjudged to be liable to us by a court of competent jurisdiction, as described in greater detail in our Bylaws. The payment of expenses includes the requirement that we pay expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the indemnified party to repay such payment if it is ultimately determined that such person is not entitled to indemnification. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

Our Bylaws also provide that we may enter into indemnification agreements with our officers and directors. Our Articles provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of our corporation as a director of officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we would have the power to indemnify such person.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Transfer Agent

The registrar and transfer agent for our shares of common stock is Transfer Online, Inc., 512 SE Salmon Street, Portland, Oregon 97214 (Telephone: (503) 227-2950).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Indeglia PC, Marina del Rey, California.

EXPERTS

Our financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, as stated in their report dated March 31, 2021, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 31, 2021;
●	our Current Report on Form 8-K filed with the SEC on April 23, 2021;
●	our Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on April 30, 2021;
●	our Current Report on Form 8-K filed with the SEC on May 13, 2021;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2021 filed with the SEC on May 13, 2021;
●	our Current Report on Form 8-K filed with the SEC on May 18, 2021; and
●	the description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-38182), filed with the SEC on August 8, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of offerings under this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

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You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Eastside Distilling, Inc.

8911 NE Marx Drive, Suite A2

Portland, OR 97220

Attn: Chief Financial Officer

(971) 888-4264

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus and any prospectus supplement forms a part, with respect to the common stock offered hereby. This prospectus and any prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement, including exhibits, schedules, and reports filed as a part thereof. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 8911 NE Marx Drive, Suite A2, Portland, OR 97220 or telephoning us at (971) 888-4264.

We are subject to the informational and periodic reporting requirements of the Exchange Act, and we will file periodic and other reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.eastsidedistilling.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus or any prospectus supplement the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this document.

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EASTSIDE DISTILLING, INC.

4,343,069 Shares of Common Stock

PROSPECTUS

_____ __, 2021

Neither we nor the Selling Stockholders have authorized any dealer, salesperson, or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 14 Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$	[1,437]
Transfer Agent Fees*	$	[1,000]
Accounting fees and expenses*	$	[5,000]
Legal fees and expenses*	$	[15,000]
Edgar filing, printing and engraving fees*	$	[4,000]
TOTAL	$	[26,437]

*Indicates expenses that have been estimated for filing purposes.

All amounts are estimates other than the Securities and Exchange Commission’s registration fee.

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 15	Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Bylaws, as amended, against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to our Articles, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, our Articles provide that, if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes Section 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in such person’s capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of such person’s fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Pursuant to our Articles, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability, and expenses, including attorneys’ fees, costs, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit, or proceeding, including any appeal. This right to indemnification, which is not exclusive of any other right that such directors or officers may have or hereafter acquire, shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, next of kin, executors, administrators, and legal representatives.

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Our Bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise. Such indemnification shall be against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that such person’s acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in such person’s capacity as a stockholder. Our Bylaws also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under our Bylaws shall inure to the benefit of such person’s respective heirs, executors, and administrators.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee, or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue, or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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We maintain a liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

2.1	Asset Purchase Agreement, filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K dated September 12, 2019 and filed on September 16, 2019 and incorporated by reference herein.
4.1	Form of Secured Convertible Note, filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 19, 2021 and filed on April 23, 2021 and incorporated by reference herein.
4.2	Form of Warrant, filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated April 19, 2021 and filed on April 23, 2021 and incorporated by reference herein.
5.1	Opinion of Indeglia PC
23.1	Consent of Indeglia PC (filed as Exhibit 5.1 herein)
23.2	Consent of M&K CPAS, PLLC
24	Power of Attorney (see signature page)

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on June 16, 2021.

EASTSIDE DISTILLING, INC.

By:	/s/ Paul Block
Paul Block
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoint Paul Block and Geoffrey Gwin, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Paul Block	Chief Executive Officer,	June 16, 2021
Paul Block	and Director
(Principal Executive Officer)

/s/ Geoffrey Gwin	Chief Financial Officer	June 16, 2021
Geoffrey Gwin	(Principal Financial and Accounting Officer)

/s/ Robert Grammen	Director	June 16, 2021
Robert Grammen

/s/ Stephanie Kilkenny	Director	June 16, 2021
Stephanie Kilkenny

/s/ Eric Finnsson	Director	June 16, 2021
Eric Finnsson

/s/ Elizabeth Levy-Navarro	Director	June 16, 2021
Elizabeth Levy-Navarro